UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2005

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2005, The Texas - Mexican Railroad, ("Tex-Mex"), a wholly-owned indirect subsidiary of Kansas City Southern ("KCS") entered into an agreement with the Federal Railroad Administration ("FRA") with an effective date of June 28, 2005 to borrow $50.0 million to be used for safety and infrastructure improvements on the Tex-Mex. The loan was partially funded July 13, 2005. The infrastructure improvements are expected to increase efficiency and capacity in order to accommodate growing freight rail traffic related to the NAFTA corridor. The loan will be used to upgrade 146 miles of track, rehabilitate 26 bridges, construct two new sidings, lengthen another siding and replace 75,000 crossties. Additionally, two rail yards, one in Laredo and a second in Corpus Christi will also be upgraded. The loan will also be used to refinance prior debt incurred for capital investment projects. For additional details, see the discussion in item 2.03 below, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Tex Mex drew the first $10.0 million on July 13 to apply to capital projects currently in progress and thus became obligated on this date. Terms of payment are quarterly, begining September 15, 2005 and with subsequent payments due each December 15, March 15, and June 15 with an amortization period and maturity of 25 years at a fixed rate of interest of 4.29%. The loan is guaranteed by Mexrail, Inc. ("Mexrail"), a wholly-owned, indirect subsidiary of KCS. Mexrail has issued a Pledge Agreement in favor of the lender equal to the gross revenues earned by Mexrail on per-car fees charged for traffic crossing the International Rail Bridge located in Laredo, Texas. The loan is being made under the Railroad Rehabilitation and Improvement Financing Program ("RRIF") Administered by the FRA. The program assists short line and regional railroads to acquire, improve and rehabilitate rail equipment and infrastructure. Direct loans can pay up to 100 percent of a project with repayment schedules of 25 years at interest rates equal to the cost of borrowing from the federal government.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

July 20, 2005	By:	James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller (Principal Accounting Officer)